CONSENT OF INDEPENDENT AUDITORS



              We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated January 5, 2002, with respect to the consolidated financial statements of Genesis Technology Group, Inc. included in its Annual Report on Form 10-KSB for the nine months ended September 31, 2001, filed with the Securities and Exchange Commission.




                                                FELDMAN SHERB & CO., P.C.
                                                Certified Public Accountants

New York, New York
March 26, 2002


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